EXHIBIT 99.01

Success by Serving Others
Kuvera hires passionate Entrepreneur Roger Ulmer as VP of Field Operations

Salt Lake City, December 6th, 2018 – Investview Corporation (OTCQB: INVU) wholly owned subsidiary, Kuvera LLC, announces Roger Ulmer as Vice President of Field Operations responsible for distribution development and expansion.

Roger Ulmer is a sales professional with over twenty years’ experience as a consultant, leader and visionary. His extensive experience includes:

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Consulting numerous companies at the ground floor level including Active Life, Prepaid Legal, New Vision, ASEA, Max International, WLG, and Vision Quest International to name a few.

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Direct marketing expertise including conception to launch planning, bonus plan development and implementation, marketing plans, training systems, team building, product development, organization launch and pre-launch structure and management, conventions, seminars, set and stage design and recognition to goal systems.

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Business Consultant providing critical corporate development initiatives for Google, Yahoo, eBay, RIM/Blackberry, and NASA.

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Throughout his career, Roger has leveraged his earnings from direct marketing by managing his own investments. He has traded Forex, cryptocurrency, along with a variety of public and private investments.

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Roger is a multi-million-dollar earner as a result of his direct marketing skills, business acumen, and investment objectives which enabled him to establish multiple streams of income.

Roger is a passionate, driven professional who attributes his success to his core values and upbringing. He finds his true success in helping others achieve their dreams. He views his career as being in direct alignment to his calling which is a driving passion to improve the life of others.

“Roger Ulmer is a significant addition to the Kuvera team and brings the track record, knowledge, and desire to expand Kuvera worldwide,” said Chad Garner, President.

Natalyn Lewis, Vice President Worldwide Sales added, “Roger is a force in the sales world that I have had the pleasure to partner with in a variety of projects. I believe he will enable us to build larger, expand quicker, and retain customers in order to achieve the success they desire.”

Roger has instilled his knowledge and passion in his children. Using Kuvera products he was able to show his son how to grow an investment of $300 into thousands within a year. This changed his son’s attitude about money and sparked a moment of clarity where he saw firsthand what his financial future could be. Roger wants to see thousands of people all over the world experience this “moment” so that they know their dreams CAN become reality.

When asked, why he selected Kuvera, Roger answered, “I have been blessed with the ability to have created multiple streams of income and was not in search of a company, project or executive position. However, when seeing the Kuvera platform and understanding the desire of the executive management team to truly change lives around the world, I could not ignore the call. I have a passion to improve lives worldwide and Kuvera is a vehicle that will enable me to share my life’s experience for the benefit of others on a grand scale. This is an alignment that I could not ignore.”

About Investview, Inc.

Investview, Inc. is a diversified financial technology organization that operates through its wholly -owned subsidiaries, to provide financial products and services to individuals, accredited investors and select financial institutions. www.investview.com

Kuvera LLC for personal money management and education services. www.kuveraglobal.com

United Games LLC for social mobile app and live interaction services. www.unitedgames.com

SAFE Management LLC for investment advisory services.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements”. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Management’s current beliefs and assumptions and information currently available to Management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Investor Contact:

pr@investview.com